Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On May 21, 2021, the Company consummated its acquisition of the principal assets of Sonar Entertainment, Inc. (“SEI”) and certain of the direct and indirect subsidiaries of SEI (collectively, “Sonar”), pursuant to the terms of asset purchase agreement (“APA”), dated as of April 8, 2021, by and among the Company, Halcyon Television LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Halcyon”), and with respect to certain provisions, Parkside Entertainment Inc., a Canadian company (“Parkside” and, collectively with the Company and Halcyon, the “CSSE Buyer”), on the one hand, and Sonar, on the other hand.

The Company believes that its acquisition of the Sonar assets (which we refer to as the “Sonar Transaction”) accelerates the Company’s strategy to build the leading independent AVOD streaming service in four key ways:

•	expanding its original television content development pipeline;

•	improving margins by increasing its IP rights ownership;

•	accelerating the Company’s ability to launch the Chicken Soup for the Soul branded AVOD network; and

•	providing a faster path to growing the Company’s international television production and distribution activities.

The Company will use the Sonar assets and other assets of the Company to form a new television studio to be called Halcyon, which will be headed by David Ellender. Ellender and his team have developed, produced, financed and distributed shows such as The Shannara Chronicles (MTV/Netflix), Taboo (BBC/FX), The Son (AMC), Mr. Mercedes (DirecTV), Das Boot (Sky Europe), Hunters (Amazon Prime), Alien Xmas (Netflix) and Mysterious Benedict Society (Disney+). The new Halcyon studio will continue developing and producing current and future high-caliber content for all platforms in the U.S. and internationally.

The Company’s wholly owned subsidiary, Screen Media Ventures LLC, will distribute the extensive film and television library acquired by the Company in the Sonar Transaction. The acquired library consists of over 1,000 titles, totaling over 4,000 hours of programming, ranging from classic series such as Little Rascals, Laurel & Hardy and Blondie (produced by Hal Roach Studios) to acclaimed epic event mini-series such as Lonesome Dove and Dinotopia (produced by RHI, Robert Halmi International). Sonar’s library titles have received 446 Emmy® Award nominations, 105 Emmy Awards®, 15 Golden Globe® Awards, and numerous Peabody, SAG, Christopher, and Genesis Awards.

In connection with the closing of the Sonar Transaction, the Company and certain of its subsidiaries entered into a $20 million secured credit facility with MidCap Financial Trust as agent and a lender, the proceeds of which were used, in part, to fund part of the initial $18.9 million purchase price for the Sonar assets pursuant to the APA. From time to time the Company will be required to pay additional purchase price based on the performance of the acquired assets, as prescribed by Section 3.1 of the APA.

The following unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting (ASC 805 “Business Combinations”), with the Company considered the acquirer of Sonar Entertainment Inc. Under the acquisition method of accounting, the purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition, with any excess purchase price allocated to goodwill. To date, the Company has completed only a preliminary allocation of the purchase price to the assets acquired and liabilities assumed in the Sonar Transaction and is in the process of completing a final allocation of such purchase price. The final purchase price allocation may differ from that reflected in the following unaudited pro forma condensed combined financial information, and these differences may be material.

The unaudited pro forma condensed combined statements of operations of Chicken Soup for the Soul Entertainment for the three months ended March 31, 2021 and for the year ended December 31, 2020 give effect to the Sonar Transaction as if the transaction had been consummated on January 1, 2020. The unaudited pro forma condensed combined balance sheet information at March 31, 2021 has been prepared as if the transaction was consummated as of March 31, 2021.

The unaudited pro forma condensed combined balance sheet and statements of operations were prepared based on the historical: (i) consolidated statements of operations of Chicken Soup for the Soul Entertainment; and (ii) consolidated statements of operations of Sonar Entertainment, Inc.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 were prepared utilizing the audited Sonar Entertainment, Inc. December 31, 2020 year-end financial statements. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2021 were prepared utilizing the unaudited Sonar Entertainment, Inc. March 31, 2021 interim financial statements.

The unaudited pro forma condensed combined financial information should be read in conjunction with the Company’s audited historical consolidated financial statements as of and for the year ended December 31, 2020, which have been filed with the Securities and Exchange Commission (“SEC”), and the audited historical financial statements as of and for the years ended December 31, 2020 and 2019 of Sonar Entertainment, Inc., included in this Current Report on Form 8-K/A (Exhibit 99.1).

In management’s opinion, all adjustments necessary to reflect the significant effects of the Sonar Transaction have been made. These combined financial statements are based on assumptions and estimates considered appropriate by our management; however, they are unaudited and are not necessarily, and should not be assumed to be, an indication of our financial position or results of operations that would have been achieved had the acquisitions been completed as of the dates indicated or that may be achieved in the future. The unaudited pro forma condensed combined statements of operations do not include all of the effects of cost savings that may result from operating efficiencies as a result of the Sonar Transaction. The historical financial information has been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur.

The unaudited pro forma condensed combined financial information is being provided for illustrative purposes only and does not purport to represent what the actual results of operations of the combined companies would have been had the Sonar Transaction occurred on the date assumed or any other date, nor is it necessarily indicative of the combined company’s future results of operations for any future period or as of any future date. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that the Company’s management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.

The actual amounts recorded as of the closing of the Sonar Transaction may differ materially from the information presented in the unaudited pro forma condensed combined financial information as a result of several factors, including the following:

•	completion of final valuation procedures on Sonar Entertainment, Inc’s net assets, which could result in materially different fair values of acquired assets and liabilities;

•

changes in Sonar Entertainment, Inc’s net assets between the pro forma balance sheet as of March 31, 2021 and the closing of the Transaction, which could impact the estimated fair values as of the consummation of the Sonar Transaction;

•	the impact of our streamlining of the combined company’s operations.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(unaudited)

			Transaction
		Sonar	Accounting		Pro forma
	CSSE	Entertainment (1)	Adjustments	Notes	Combined
ASSETS
Cash and cash equivalents	$24,569,875	$1,211,131	(1,211,131)	A	$24,569,875
Accounts receivable, net	26,854,738	20,897,775	(1,107,615)	A	46,644,898
Prepaid expenses and other current assets	1,612,155	4,222	(4,222)	A	1,612,155
Goodwill	21,448,106	—	17,411,840	B	38,859,946
Indefinite lived intangible assets	12,163,943	—	—		12,163,943
Intangible assets, net	18,165,038	—	3,600,000	B	21,765,038
Film library, net	38,709,850	109,229,345	(96,229,345)	A	51,709,850
Due from affiliated companies	4,389,378	—	—		4,389,378
Programming costs and rights, net	13,841,702	—	—		13,841,702
Other assets, net	4,476,459	381,637	(381,637)	A	4,476,459
Total assets	$166,231,244	$131,724,110	$(77,922,110)		$220,033,244

LIABILITIES AND EQUITY
9.50% Notes due 2025, net	$31,196,356	$—	$—		$31,196,356
Revolving Loan	—	—	18,272,931	C	18,272,931
Film acquisition advance	6,195,174	—	—		6,195,174
Accounts payable and accrued other expenses	20,884,463	10,761,746	13,277,323	D	44,923,532
Film library acquisition obligations	14,854,918	—	—		14,854,918
Programming obligations	2,804,125	—	—		2,804,125
Accrued participation costs	7,529,515	11,956,562	(11,956,562)	D	7,529,515
Other liabilities	2,767,892	753,202,596	(753,202,596)	E	2,767,892
Total liabilities	86,232,443	775,920,904	(733,608,904)		128,544,443
Commitments and contingencies

Equity
Stockholders' Equity:
Series A cumulative redeemable perpetual preferred stock, $.0001 par value, liquidation preference of $25.00 per share, 10,000,000 shares authorized; 3,698,318 and 2,098,318 shares issued and outstanding, respectively; redemption value of $92,457,950 and $52,457,950, respectively	370	—	—		370
Class A common stock, $.0001 par value, 70,000,000 shares authorized; 6,400,766 and 5,157,053 shares issued, 6,326,531 and 5,082,818 shares outstanding, respectively	640	—	—		640
Class B common stock, $.0001 par value, 20,000,000 shares authorized; 7,654,506 shares issued and outstanding, respectively	766	—	—		766
Net parent investment	—	(644,196,794)	644,196,794	F	—
Additional paid-in capital	166,865,655	—	—		166,865,655
Deficit	(86,235,901)	—	—		(86,235,901)
Class A common stock held in treasury, at cost (74,235 shares)	(632,729)	—	—		(632,729)
Total stockholders’ equity	79,998,801	(644,196,794)	644,196,794		79,998,801
Subsidiary noncontrolling interests	—	—	11,490,000	G	11,490,000
Total equity	79,998,801	(644,196,794)	655,686,794		91,488,801
Total liabilities and equity	$166,231,244	$131,724,110	$(77,922,110)		$220,033,244

(1)	Certain reclassifications were made to conform to CSSE’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined information.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Statement of Operations

As of December 31, 2020

(unaudited)

			Transaction
		Sonar	Accounting		Pro forma
	CSSE	Entertainment (1)	Adjustments	Notes	Combined
Net revenue	$66,356,956	$17,313,758	$—		$83,670,714
Cost of revenue	52,139,819	15,589,949	—		67,729,768
Gross profit	14,217,137	1,723,809	—		15,940,946
Operating expenses:
Selling, general and administrative	31,573,368	9,367,203	(4,739,932)	H	36,200,639
Amortization and depreciation	16,291,327	103,886	616,114	I	17,011,327
Impairment of content assets	3,973,878	28,339,105	(28,339,105)	J	3,973,878
Management and license fees	6,635,696	—	1,731,376	K	8,367,072
Total operating expenses	58,474,269	37,810,194	(30,731,547)		65,552,916
Operating loss	(44,257,132)	(36,086,385)	30,731,547		(49,611,970)
Interest expense	2,222,106	73,219,382	(72,294,368)	L	3,147,120
Loss on extinguishment of debt	169,219	—	—		169,219
Acquisition-related costs	98,926	—	—		98,926
Other non-operating income, net	(6,254,205)	15,452	(15,452)	M	(6,254,205)
Loss before income taxes, foreign currency translation and preferred dividends	(40,493,178)	(109,321,219)	103,041,367		(46,773,030)
Provision for income taxes	99,000	92,871	—		191,871
Foreign currency translation adjustments	—	(314,000)	—		(314,000)
Net loss before noncontrolling interests and preferred dividends	(40,592,178)	(109,100,090)	103,041,367		(46,650,901)
Net loss attributable to noncontrolling interests	(182,201)	—	—		(182,201)
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(40,409,977)	(109,100,090)	103,041,367		(46,468,700)
Less: preferred dividends	4,142,376	—	—		4,142,376
Net loss available to common stockholders	$(44,552,353)	$(109,100,090)	$103,041,367		$(50,611,076)
Net loss per common share:
Basic and diluted	$(3.62)				$(4.11)
Weighted-average common shares outstanding:
Basic and diluted	12,301,185				12,301,185

(1)	Certain reclassifications were made to conform to CSSE’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined information.

Chicken Soup for the Soul Entertainment, Inc.

Pro Forma Condensed Combined Statement of Operations

As of March 31, 2021

(unaudited)

			Transaction
		Sonar	Accounting		Pro forma
	CSSE	Entertainment (1)	Adjustments	Notes	Combined
Net revenue	$23,196,842	$4,999,708	$—		$28,196,550
Cost of revenue	16,242,934	3,638,690	—		19,881,624
Gross profit	6,953,908	1,361,018	—		8,314,926
Operating expenses:
Selling, general and administrative	9,234,819	2,509,614	(63,882)	N	11,680,551
Amortization and depreciation	1,238,027	—	180,000	O	1,418,027
Management and license fees	2,319,684	—	499,971	P	2,819,655
Total operating expenses	12,792,530	2,509,614	616,089		15,918,233
Operating loss	(5,838,622)	(1,148,596)	(616,089)		(7,603,307)
Interest expense	1,087,944	17,852,343	(17,635,352)	Q	1,304,935
Other non-operating income, net	(570)	(340)	340	R	(570)
Loss before income taxes and preferred dividends	(6,925,996)	(19,000,599)	17,018,923		(8,907,672)
Provision for income taxes	14,000	6,047	—		20,047
Net loss before noncontrolling interests and preferred dividends	(6,939,996)	(19,006,646)	17,018,923		(8,927,719)
Net loss attributable to noncontrolling interests	—	—	—		—
Net loss attributable to Chicken Soup for the Soul Entertainment, Inc.	(6,939,996)	(19,006,646)	17,018,923		(8,927,719)
Less: preferred dividends	2,253,385	—	—		2,253,385
Net loss available to common stockholders	$(9,193,381)	$(19,006,646)	$17,018,923		$(11,181,104)
Net loss per common share:
Basic and diluted	$(0.67)				$(0.82)
Weighted-average common shares outstanding:
Basic and diluted	13,635,759				13,635,759

(1)	Certain reclassifications were made to conform to CSSE’s financial statement presentation.

See accompanying notes to unaudited pro forma condensed combined information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 – Basis of Presentation and Purchase Price Allocation

The historical condensed combined financial statements have been adjusted in the pro forma condensed combined financial information to give effect to pro forma events that depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur.

The Sonar Transaction business combination was accounted for under the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. As the acquirer for accounting purposes, the Company has estimated the fair value of the assets acquired and liabilities assumed as a result of the transaction.

The pro forma combined financial information does not necessarily reflect what the combined company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. It also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma combined financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition and other planned cost savings initiatives following the completion of the business combination. The pro forma financial information strictly reflects transactions entered contractually as a part of the Sonar transaction which depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur.

Note 2 – Preliminary Purchase Price Allocation

The following table reconciles the preliminary purchase price for the Sonar Transaction to the amount allocated, on a preliminary basis to the estimated fair values of the assets acquired and retained:

Purchase Price Consideration Allocation:

Initial Purchase Price	18,902,000
Fair Value of Additional Purchase Price – Library Account Receivable	1,580,000
Fair Value of Additional Purchase Price – Contracted TV Cash Flow	13,700,000
Fair Value of Additional Purchase Price – % of Film Cash Flow	630,000
Fair Value of Additional Purchase Price – % of Non-TV Business Cash Flow	2,300,000
Fair Value of Additional Purchase Price – Development Slate Cash Flow	5,200,000
Fair Value of Additional Purchase Price – CSS AVOD Equity Put	11,490,000
Total Estimated Purchase Price	$53,802,000

Based on the terms of the APA, the Company estimated the fair value of the Additional Purchase Price components based on, but not limited to, expected future collection of receivables, expected future revenue and cash flows, expected growth rates, and estimated discount rates.

The Additional Purchase Price pursuant to Section 3.1.6 of the Asset Purchase Agreement included a 5% interest in CSS AVOD and a Put Option that requires CSSE to purchase the shares of CSS AVOD, Inc. (5.0% of the entity) from the Seller for $11,500,000. The fair value of the 5.0% interest in CSS AVOD, Inc. was estimated based on expected future cash flows. The Put Option was valued by the Company via a Black-Sholes valuation model assuming an initial price of $125,000, a strike price of $11,500,000, volatility of 100.0% and term of 1.5 years.

The Company has performed a preliminary valuation analysis of the fair market value of the Sonar transaction assets and liabilities. The following table summarizes the preliminary allocation of the estimated purchase price to the estimated fair values of the assets acquired in the Sonar transaction:

Purchase price consideration allocated to fair value of net assets acquired:

Accounts Receivable	19,790,160
Film Library	13,000,000
Distribution Network	3,600,000
Goodwill	17,411,840
Total Estimated Purchase Price	$53,802,000

In estimating the fair value of the acquired assets, the fair value estimates are based on, but not limited to, expected future revenue and cash flows, expected growth rates, and estimated discount rates.

The amount related to other long-term assets represents the estimated fair values of the Film Library (Owned and Licensed Content) and Distribution Network. These long-lived assets are being amortized on a film forecast amortization basis (Film Library) and straight-line basis (Distribution Network Intangible Asset) over their estimated useful lives. The impact of the intangible asset amortization has been included as adjustments within the presented periods of unaudited pro forma statements of operations.

Goodwill is calculated as the excess of the consideration transferred over the fair value of the identifiable net assets acquired, and represents the future economic benefits expected to arise from the intangible assets acquired that do not qualify for separate recognition. The Company has preliminarily estimated $17,411,840 million of goodwill in connection with the Sonar Transaction.

The fair values of assets acquired, and liabilities assumed were based upon preliminary valuations performed for the preparation of the pro forma financial information and are subject to the final valuations. These estimates and assumptions are subject to change within the measurement period as additional information is obtained. A decrease in the fair value of the assets acquired in the Sonar Transaction from the preliminary valuations presented would result in a dollar-for-dollar corresponding increase in the amount of goodwill resulting from the transaction. In addition, if the value of the other long-term assets is higher than the amount included in these unaudited pro forma condensed combined financial statements, it may result in higher amortization expense than is presented herein. Any such increases could be material and could result in the Company’s actual future financial condition or results of operations differing materially from that presented herein. As permitted, the final determination of these estimated fair values will be completed as soon as possible but no later than one year from the acquisition date when the Company has completed the detailed valuations and calculations.

Note 3 – Unaudited Pro Forma Condensed Combined Balance Sheet Adjustments

Adjustments included in the column under the heading “Transaction Adjustments” in the Pro Forma Condensed Combined Balance Sheet as of March 31, 2021 which assume the transaction occurred as of March 31, 2021 consist of the following:

A	Represents adjustment to Balance Sheet Assets to reflect total assets acquired as a part of the Sonar transaction.
	Cash and cash equivalents	$(1,211,131)
	Accounts receivable, net	(1,107,615)
	Prepaid expenses and other current assets	(4,222)
	Film library, net	(96,229,345)
	Other assets, net	(381,637)
	Total adjustments	$(98,933,950)

B	Represents adjustment to record Goodwill resulting from the Sonar Transaction business combination.	$17,411,840
	Adjustment to record Definite lived Intangible Assets resulting from the business combination with useful lives of 5-7 years.	3,600,000
	Total adjustments to Goodwill and Intangible Assets:	$21,011,840

C	Represents adjustment to record Revolving Loan related to the $20 million secured credit facility with MidCap Financial Trust entered into as a result of the acquisition of Sonar Entertainment.	$18,272,931
D	Represents adjustment to Balance Sheet liabilities to eliminate liabilities not assumed and liabilities resulting as a part of the Sonar transaction.
	Accounts payable and accrued other expenses	$13,277,323
	Accrued participation costs	(11,956,562)
	Total adjustments	$1,320,761

E	Represents adjustment to eliminate Sonar Entertainment related party loan not applicable to the acquisition or ongoing business.	$(753,202,596)
F	Represents adjustment to eliminate Sonar Entertainment parent investment not applicable to the Sonar transaction and ongoing business.	$644,196,794
G	Represents adjustment to record sellers 5% noncontrolling interest investment in CSS AVOD, Inc. made as a part of the acquisition.	$11,490,000

Note 4 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the Year Ended December 31, 2020

Adjustments included in the column under the heading “Transaction Adjustments” in the Unaudited Condensed Combined Statement of Operations for the year ended December 31, 2020, which assume the transaction occurred as of January 1, 2020 consist of the following:

H	Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.	$(4,739,932)
I	Represents adjustment to eliminate fixed asset depreciation related to fixed assets not directly attributable to the transaction.	$(103,886)
	Represents adjustment to record valued acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.	720,000
		$616,114

J	Represents adjustment to eliminate content asset impairment expense as it is not applicable to the transaction or ongoing business.	$(28,339,105)
K	Represents adjustment to record additional management and license fees to be owed to affiliated company based on revenues earned under existing management & licensing agreements.	$1,731,376
L	Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination.	$(73,219,382)
	Represents adjustment to increase accrued Interest expenses related to MidCap Financial Trust revolving loan during the period.	925,014
		(72,294,368)
M	Represents adjustment to eliminate Sonar Entertainment non operating income not applicable to the transaction and ongoing business.	$(15,452)

Note 5 – Unaudited Pro Forma Condensed Combined Statement of Operations Adjustments for the three months ended March 31, 2021

Adjustments included in the column under the heading “Transaction Adjustments” in the Unaudited Condensed Combined Statement of Operations for the three months ended March 31, 2021, which assume the transaction occurred as of January 1, 2020 consist of the following:

N	Represents adjustment to eliminate historical nonrecurring Sonar Entertainment costs included on the financial statements of the company not directly attributable to the transaction including professional, legal and other overhead expenses.	$(63,882)
O	Represents adjustment to record valued acquisition related Intangible Asset amortization over the useful life of the intangible assets for the period presented on a straight-line basis.	$180,000
P	Represents adjustment to record additional management and license fees to be owed to affiliated company based on revenues earned under existing management & licensing agreements.	$499,971
Q	Represents adjustment to eliminate interest expense related to Sonar Entertainment debt facilities, as the debt was not assumed as part of the business combination.	$(17,852,344)
	Represents adjustment to record interest expense on the revolving loan agreement entered by the Company directly related to the acquisition of Sonar Entertainment.	216,991
		$(17,635,353)

R	Represents adjustment to eliminate Sonar Entertainment non operating income not applicable to the transaction and ongoing business.	$340